                                                              Exhibit 99.h(xxvi)

                                  AMENDMENT TO
                          SECURITIES LENDING AGREEMENT
                                     BETWEEN
                              AMERICAN BEACON FUNDS
                      (formerly AMERICAN AADVANTAGE FUNDS)
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

     WHEREAS, American Beacon Funds (formerly American AAdvantage Funds) ("Client") and State Street Bank and Trust Company ("State Street") entered into a Securities Lending Agreement dated January 2, 1998, as subsequently amended on January 1, 1999, August 17, 2000, July 1, 2003 and June 30, 2004 (the
"Agreement");

     WHEREAS, Section 20 of the Agreement provides that the Agreement may be modified by an instrument in writing signed by the party against whom enforcement is sought; and

     WHEREAS, the Client and State Street both desire to amend Schedule B of the Agreement to add the American Beacon Small Cap Value Opportunity Fund to the list of funds whose securities are available for loan under the Agreement.

     NOW, THEREFORE, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

     Schedule B shall be deleted in its entirety and replaced with the attached Schedule B.

     The Agreement shall remain the same in all other respects.

     This Amendment is effective as of the ___ day of ______-, 2006.

     IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.


                                        AMERICAN BEACON FUNDS


                                        ----------------------------------------
                                        William F. Quinn
                                        President


                                        STATE STREET BANK AND TRUST COMPANY


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                              AMENDED AND RESTATED
                                   SCHEDULE B

This Schedule is attached and made part of the Securities Lending Authorization Agreement dated January 2, 1998 between AMERICAN BEACON FUNDS and STATE STREET BANK AND TRUST COMPANY.

FUND NAMES                         TAXPAYER IDENTIFICATION NUMBER   TAX YEAR END
----------                         ------------------------------   ------------
Balanced Fund                                75-2161800              October 31
International Equity Fund                    75-2401150              October 31
Intermediate Bond Fund                       75-2715788              October 31
Large Cap Value Fund                         75-2161801              October 31
Short-Term Bond Fund                         75-2161799              October 31
Small Cap Value Fund                         75-2791825              October 31
Large Cap Growth Fund                        75-2885408              October 31
Emerging Markets Fund                        75-2885421              October 31
Enhanced Income Fund                         61-1451180              October 31
Mid-Cap Value Fund                           20-1231418              October 31
Small Cap Value Opportunity Fund                                     October 31